Kennedy Wilson Reports 1Q 2012 Earnings

Exhibit 99.1

Contact:    Christina Cha
Director of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS FIRST QUARTER 2012 EARNINGS
Adjusted EBITDA increases by 27% from same period last year

BEVERLY HILLS, Calif. (May 7, 2012) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) (“Kennedy Wilson”, "we," "us," "our," or the “Company”), an international real estate investment and services company, today reported a first quarter 2012 net loss attributable to common shareholders of $3.4 million (or $0.07 per basic and diluted share) compared to a net loss of $1.0 million (or $0.02 per basic and diluted share) for the same period in 2011. Net loss attributable to common shareholders, adjusted for stock-based compensation expense, was $2.5 million (or $0.05 per basic share) compared to net income of $0.2 million for the same period in 2011.

The Company's earnings before interest, taxes, depreciation and stock-based compensation expense (“Adjusted EBITDA”) for the first quarter 2012 was $19.2 million compared to $15.1 million for the same period in 2011.

“As part of our original business plans, we have begun to realize gains on some assets acquired in 2010 and 2011,” said William McMorrow, chairman and CEO of Kennedy Wilson. “We continue to see many opportunities to grow the recurring cash flow of the company through reinvestment of the return of capital and gains achieved from sales.”

Kennedy Wilson Recent Highlights

Balance Sheet

•
Our investment account (Kennedy Wilson's equity in real estate, joint ventures, loan investments, and marketable securities) decreased by 3% to $566.7 million from $582.8 million at December 31, 2011 due primarily to sales of real estate and marketable securities and resolution of loan investments.

•
The Company received distributions from joint ventures and loan pool participations of $18.5 million during the three months ended March 31, 2012 as compared to $3.4 million for the same period in 2011, an increase of $15.1 million.

•	Our cash position increased to $122.3 million at March 31, 2012 versus $115.9 million as of December 31, 2011.

•	Our corporate debt to book equity as of March 31, 2012 was 0.7 to 1.0.

•	Our deal-level leverage stood at 53% as of March 31, 2012.

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 1Q 2012 Earnings

Operating metrics

•	During the three months ended March 31, 2012, the Company achieved an adjusted EBITDA of $19.2 million, a 27% increase from $15.1 million for the same period in 2011.

•	During the three months ended March 31, 2012, the investments business achieved an EBITDA of $17.7 million, a 28% increase from $13.8 million for the same period in 2011.

•	During the three months ended March 31, 2012, the services business achieved an EBITDA of $2.8 million, a 56% increase from $1.8 million for the same period in 2011.
Acquisition/disposition program

•
During the three months ended March 31, 2012, the Company and its equity partners closed or are under contract to close approximately $441.0 million of real estate related investments. Since January 1, 2010, acquisitions total approximately $5.6 billion.

•	During the three months ended March 31, 2012, the Company and its equity partners sold a 180-unit apartment building for a total gain of $16.0 million of which our share was $2.2 million.

•	During the three months ended March 31, 2012, the Company sold a portion of its marketable securities for a net gain of $2.9 million.

•
Subsequent to March 31, 2012, the Company and its equity partners sold a 213-unit residential tower and a 440-unit apartment building for combined gains of approximately $15.0 million of which our share was $5.5 million.

•	As of May 4, 2012, the Company and its equity partners apartment portfolio, including units sold and deals under contract, totals 13,876 units.
Services business

•	Management and leasing fees increased by 74% to $8.7 million for the three months ended March 31, 2012 from $5.0 million for the same period in 2011, driven primarily by higher asset management fees.

•	Commissions decreased by 38% to $1.6 million for the three months ended March 31, 2012 from $2.6 million for the same period in 2011, driven primarily by higher acquisition fees in 2011.
Debt financing

•
Since January 1, 2011, the Company and its equity partners have completed over $1.7 billion of property financings (including approximately $976.3 million of refinancings) at an average interest rate of 4.1% and a weighted average maturity of 4.1 years.

United Kingdom and Ireland

•
In December 2011, we and our equity partners acquired a loan pool secured by real estate located in the United Kingdom with an unpaid principal balance of $2.1 billion. As of May 4, 2012, the unpaid principal balance was $1.4 billion due to loan resolutions of approximately $688.6 million, representing 33% of the pool.

•
Subsequent to March 31, 2012, we announced a €250 million capital commitment from Fairfax Financial Holdings to acquire real estate and loans secured by real estate in the United Kingdom and Ireland. We are under contract to close our first investment within this platform - the historic 210-unit Gasworks apartment building in Dublin, Ireland located adjacent to Google's European headquarters.

Japan

•	Maintained 95% occupancy in 50 apartment buildings with over 2,400 units.

•	Refinanced approximately $80 million of property level debt for 5 years at an interest rate of 1.6%.

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 1Q 2012 Earnings

•	Since September 2010, we have distributed a total of $44.7 million of which our share was $20.9 million.

Conference Call and Webcast Details
The Company will hold a live conference call and webcast to discuss results on Tuesday, May 8 at 7:00 a.m. PT/ 10:00 a.m. ET.

The direct dial-in number for the conference call is (866) 831-6272 for U.S. and Canadian callers and (617) 213-8859 for international callers. The access code for the live call is 32692166.

A replay of the call will be available for one week beginning two hours after the live call and can be accessed by calling (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers. The access code for the replay is 80304293.

The webcast will be available at: http://www.media-server.com/m/acs/d37f28463d2521aa7204ee0e69d219cd. A replay of the webcast will be available two hours after the original webcast on the Company's investor relations web site for one year.

About Kennedy Wilson
Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 23 offices in the U.S., Europe and Japan. The company offers a comprehensive array of real estate services including auction, conventional sales, property services, research and investment management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor of real estate investments in the U.S., Europe and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the “SEC”), including the Item 1A. “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 1Q 2012 Earnings

In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (pro forma Statements of Income, Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders, Basic Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders Per Share, EBITDA and Adjusted EBITDA). Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental tables. Management believes that these non-GAAP financial measures are useful to both management and the Company's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 1Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31, 2012	December 31, 2011

Assets
Cash and cash equivalents	$122,317,000	$115,926,000
Accounts receivable	3,535,000	3,114,000
Accounts receivable — related parties	19,537,000	15,612,000
Notes receivable	8,250,000	7,938,000
Notes receivable — related parties	34,830,000	33,269,000
Real estate, net	112,790,000	115,880,000
Investments in joint ventures	336,699,000	343,367,000
Investment in loan pool participations	91,162,000	89,951,000
Marketable securities	13,571,000	23,005,000
Other assets	19,837,000	20,749,000
Goodwill	23,965,000	23,965,000
Total assets	$786,493,000	$792,776,000

Liabilities
Accounts payable	$997,000	$1,798,000
Accrued expenses and other liabilities	27,461,000	24,262,000
Accrued salaries and benefits	2,301,000	14,578,000
Deferred tax liability	22,671,000	18,437,000
Senior notes payable	249,398,000	249,385,000
Mortgage loans payable	30,748,000	30,748,000
Junior subordinated debentures	40,000,000	40,000,000
Total liabilities	373,576,000	379,208,000
Equity
Common stock	5,000	5,000
Additional paid-in capital	408,217,000	407,335,000
Retained earnings	3,765,000	9,708,000
Accumulated other comprehensive income	11,619,000	5,035,000
Shares held in treasury at cost	(11,889,000)	(11,848,000)
Total Kennedy-Wilson Holdings, Inc. shareholders' equity	411,717,000	410,235,000
Noncontrolling interests	1,200,000	3,333,000
Total equity	412,917,000	413,568,000
Total liabilities and equity	$786,493,000	$792,776,000

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 1Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended March 31,
	2012	2011
Revenue
Management and leasing fees	$8,741,000	$5,011,000
Commissions	1,619,000	2,561,000
Sale of real estate	—	417,000
Rental and other income	1,470,000	738,000
Total revenue	11,830,000	8,727,000
Operating expenses
Commission and marketing expenses	965,000	638,000
Compensation and related expenses	9,000,000	7,832,000
Cost of real estate sold	—	397,000
General and administrative	3,669,000	2,813,000
Depreciation and amortization	937,000	434,000
Rental operating expenses	870,000	411,000
Total operating expenses	15,441,000	12,525,000
Equity in joint venture income	5,516,000	5,256,000
Interest income from loan pool participations and notes receivable	538,000	2,546,000
Operating income	2,443,000	4,004,000
Non-operating income (expense)
Interest income	1,117,000	266,000
Gain on sale of marketable securities	2,931,000	—
Realized foreign currency exchange loss	(112,000)	—
Interest expense	(6,170,000)	(1,529,000)
Income from continuing operation before benefit from (provision for) income taxes	209,000	2,741,000
Benefit from (provision for) income taxes	1,483,000	(663,000)
Income from continuing operations	1,692,000	2,078,000
Discontinued Operations
Income from discontinued operations, net of income taxes	2,000	—
Loss from sale of real estate, net of income taxes	(212,000)	—
Net income	1,482,000	2,078,000
Net income attributable to the noncontrolling interests	(2,798,000)	(1,038,000)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(1,316,000)	1,040,000
Preferred dividends and accretion of preferred stock issuance costs	(2,036,000)	(2,036,000)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(3,352,000)	$(996,000)
Basic and diluted loss per share attributable to Kennedy-Wilson Holdings, Inc. common shareholders
Continuing operations	$(0.06)	$(0.02)
Discontinued operations, net of income taxes	—	—
Earning per share - basic and diluted (a)	$(0.07)	$(0.02)
Weighted average number of common shares outstanding	51,160,270	40,022,940
Dividends declared per common share	$0.05	$—

—————
(a)  EPS amounts may not add due to rounding.

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 1Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Income

		Three Months Ended March 31,
		2012			2011
		Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees		$8,741,000	$—	$8,741,000	$5,011,000	$—	$5,011,000
Commissions		1,619,000	—	1,619,000	2,561,000	—	2,561,000
Sale of real estate		—	15,200,000	15,200,000	417,000	6,126,000	6,543,000
Rental and other income		1,470,000	17,801,000	19,271,000	738,000	14,382,000	15,120,000
Interest income		—	2,255,000	2,255,000	—	3,239,000	3,239,000
Total revenue		11,830,000	35,256,000	47,086,000	8,727,000	23,747,000	32,474,000
Operating expenses
Commission and marketing expenses		965,000	—	965,000	638,000	—	638,000
Compensation and related expenses		9,000,000	400,000	9,400,000	7,832,000	—	7,832,000
Cost of real estate sold		—	11,900,000	11,900,000	397,000	4,732,000	5,129,000
General and administrative		3,669,000	100,000	3,769,000	2,813,000	—	2,813,000
Depreciation and amortization		937,000	3,900,000	4,837,000	434,000	3,725,000	4,159,000
Rental operating expenses		870,000	6,100,000	6,970,000	411,000	5,856,000	6,267,000
Total operating expenses		15,441,000	22,400,000	37,841,000	12,525,000	14,313,000	26,838,000
Equity in joint venture income		5,516,000	(5,516,000)	—	5,256,000	(5,256,000)	—
Interest income from loan pool participations and notes receivable		538,000	(538,000)	—	2,546,000	(2,546,000)	—
Operating income		2,443,000	6,802,000	9,245,000	4,004,000	1,632,000	5,636,000
Non-operating income (expense)
Interest income		1,117,000	(1,117,000)	—	266,000	(266,000)	—
Carried interest on realized investment		—	1,900,000	1,900,000	—	—	—
Remeasurement gain	—	—	—	—	—	4,100,000	4,100,000
Gain on sale of marketable securities		2,931,000	—	2,931,000	—	—	—
Realized foreign currency exchange loss		(112,000)	—	(112,000)	—	—	—
Interest expense		(6,170,000)	(7,285,000)	(13,455,000)	(1,529,000)	(5,466,000)	(6,995,000)
Other non-operating expenses		—	(300,000)	(300,000)	—	—	—
Income from continuing operation before benefit from (provision for) income taxes		209,000	—	209,000	2,741,000	—	2,741,000
Benefit from (provision for) income taxes		1,483,000	—	1,483,000	(663,000)	—	(663,000)
Income from continuing operations		1,692,000	—	1,692,000	2,078,000	—	2,078,000
Discontinued Operations
Income from discontinued operations, net of income taxes		2,000	—	2,000	—	—	—
Loss from sale of real estate, net of income taxes		(212,000)	—	(212,000)	—	—	—
Net income		$1,482,000	$—	$1,482,000	$2,078,000	$—	$2,078,000

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 1Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders

	Three months ended March 31,
	2012	2011
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(3,352,000)	$(996,000)
Non-GAAP adjustments:
Add back:
Stock based compensation	871,000	1,167,000
Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders	$(2,481,000)	$171,000
Basic weighted average number of common shares outstanding	51,160,270	40,022,940
Basic Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders Per Share	$(0.05)	$—

Kennedy-Wilson Holdings, Inc. and Subsidiaries
EBITDA and Adjusted EBITDA

	Three months ended March 31,
	2012	2011
Net income	$1,482,000	$2,078,000
Add back:
Interest expense	6,170,000	1,529,000
Kennedy Wilson's share of interest expense included in investment in joint ventures and loan pool participations	7,285,000	5,466,000
Depreciation and amortization	937,000	434,000
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	3,900,000	3,725,000
(Benefit from) provision for income taxes	(1,483,000)	663,000
EBITDA	18,291,000	13,895,000
Stock-based compensation	871,000	1,167,000
Adjusted EBITDA	$19,162,000	$15,062,000

FOR IMMEDIATE RELEASE